As filed with the Securities and Exchange Commission on February 18, 2005

File Number 333-

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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

________________________________________________________

CAPCO ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	84-0846529
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID No.)

5555 San Felipe, Suite 725

Houston, Texas 77056

(Address of Principal Executive Offices)

1999 INCENTIVE EQUITY PLAN

(Full Title of the Plan)

Ilyas Chaudhary

Chief Financial Officer

12241 Newport Avenue, Suite 221

Santa Ana, California 92705

(Name and Address of Agent for Service)

(714) 734-6876

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Fee(1)
Stock Options/ Common	2,200,000	$0.175	$385,000	$45.31
Common Stock	925,714	$0.175	$162,000	$19.07
TOTAL	3,125,714		$547,000	$64.38

(1)  Calculated @ $0.0001177 pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    Plan Information.*

ITEM 2.    Registrant Information and Employee Plan Annual Information.*

_______________

*       Information  required by Part I to be  contained  in the Section  10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities  Act of 1933, as amended,  and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

     The following documents previously filed by Capco Energy, Inc. (the  "Company") with  the  Securities  and  Exchange Commission are incorporated herein by reference:

          (a) The  Company's  annual  report on Form  10-KSB for the fiscal year ended December 31, 2003;

          (b) All other reports of the Company  filed  pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  since the end of the fiscal year covered by the report described in (a) above;

          (c) The Company's Registration Statement number 2-73529 in which there is described the terms,  rights and provisions  applicable to the Company's outstanding  Common  Stock,  and all  amendments  and reports filed for the purpose of updating that description; and

          (d) All  documents  subsequently  filed  by the  Company  pursuant  to Sections 13 (a), 13 (c), 14 and 15 (d) of the  Securities  and Exchange Act of 1934,  as  amended,  prior to the filing of a  post-effective  amendment which  indicates  that  all  securities  offered  have  been  sold or which deregisters  all securities  then remaining  unsold,  shall be deemed to be incorporated  herein by  reference  and to be part  hereof from the date of filing of such documents.

ITEM 4.    Description of Securities.

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

           Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

     Section  7-109-101,  et seq.,  of the  Colorado  Business  Corporation  Act generally  provides that a Corporation  may indemnify its  directors,  officers, employees,  fiduciaries and agents against  liabilities and reasonable  expenses incurred in connection with any threatened,  pending,  or completed action, suit or proceeding,  whether formal or informal (a "Proceeding"),  by reason of being or  having  been a  director,  officer,  employee,  fiduciary  or  agent  of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests.  In the case of a criminal  proceeding,  the director,  officer, employee,  fiduciary  or agent  must have no  reasonable  cause to  believe  his conduct was unlawful.  Under Colorado Law, the  corporation  may not indemnify a director, officer, employee,  fiduciary or agent in connection with a Proceeding by or in the right of the  corporation if the director is adjudged liable to the corporation,  or in a Proceeding  in which the  director,  officer,  employee or agent is adjudged liable for an improper personal benefit.

     The Company's Article of Incorporation and By-Laws provide that the Company shall  indemnify its officers and directors to the full extent  permitted by the law. The  indemnification  provisions in the Company's By-Laws are substantially similar to the provisions of Section 7-109-101,  et seq. The Company has entered into  agreements  to provide  indemnification  for the  Company's  directors and certain officers  consistent with the Company's  Articles of  Incorporation  and By-Laws.

ITEM 7.    Exemption from Registration Claimed.

           Not applicable.

ITEM 8.    Exhibits.

Exhibit

Number

Title

4.1

Articles of  Incorporation  of the Company (filed as Exhibit 4 to the Company's  Registration  Statement number 2-73529, and all amendments and reports filed for the purpose of updating the  description of the Articles of Incorporation).

4.2

By-Laws  of  the  Company  (filed  as  Exhibit  5  to  the  Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the By-Laws).

5

Opinion of William J. Hickey, Esq., as to the validity of the Securities registered hereunder.

23.1

Consent of  William J. Hickey, Esq.(set forth in the opinion filed as Exhibit 5 to this Registration Statement).

23.2

Consent of Stonefield Josephson, Inc.,  Certified Public Accountants.

Item 9.    Undertakings.

     The undersigned Registrant hereby undertakes:

     (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii)

to  reflect in the prospectus any facts or events which, individually or in the  aggregate, represent a fundamental  change in the information set forth in the registration statement;

(iii)

to include any additional or changed material information on the plan of  distribution; provided, however, that paragraphs  (A)(1)(i) and (A)(1)(ii)  do not apply if the  information  required  to be included in a post-effective amendment by those paragraphs  is  contained  in periodic reports  filed by the  Registrant  pursuant  to Section 13 or 15 (d) of the Securities  Exchange Act of 1934 that are  incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned  Registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933,  each filing of the  Registrant's  annual  report  pursuant  to  Section  13(a)  or 15(d) of the Securities  Exchange  Act of 1934  that is  incorporated  by  reference  in this registration  statement  shall  be  deemed  to be a new  registration  statement related to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) The undersigned  Registrant  hereby  undertakes that,  insofar as indemnification  for liabilities arising under the Securities Act of 1933 may be permitted to  directors,  officers  and  controlling  persons of the  Registrant pursuant to the provisions  described in Item 6 of this registration  statement, or  otherwise,  the  Registrant  has been  advised  that in the  opinion  of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the  Registrant  of  expenses  incurred  or  paid  by  a  director,  officer  or controlling  person of the Registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  of  filing  on Form  S-8 and has  duly  caused  this  Registration Statement to be signed on its behalf by the undersigned, in the city of Santa Ana, State of California on February 17, 2005.

CAPCO ENERGY INC.

By: /s/ Ilyas Chaudhary

Ilyas Chaudhary

Chief Executive Officer and Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures

Title

Date

/s/ Ilyas Chaudhary

Chairman of the Board

February 17, 2005

Ilyas Chaudhary

and Chief Executive Officer

(Principal Executive Officer)

/s/ J. Michael Myers

President and Director

February 17, 2005

J. Michael Myers

/s/ Ilyas Chaudhary

Chief Financial Officer

February 17, 2005

Ilyas Chaudhary

(Principal Financial

Officer)

/s/ William J. Hickey, Esq.

Secretary and Director

February 17, 2005

William J. Hickey, Esq.

/s/ Paul Hayes

Director

February 17, 2005

Paul Hayes

/s/ Irwin M. Kaufman

Director

February 17, 2005

Irwin M. Kaufman

/s/ Dennis R. Staal

Director

February 17, 2005

Dennis R. Staal

EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically  incorporated herein by this reference:

Exhibit Number

In Registration

Statement

Description

4.1

Articles of  Incorporation  of the Company (filed as Exhibit 4 to the Company's  Registration  Statement number 2-73529, and all amendments and reports filed for the purpose of updating the  description of the Articles of Incorporation).

4.2

By-Laws  of  the  Company  (filed  as  Exhibit  5  to  the  Company's Registration Statement number 2-73529, and all amendments and reports filed for the purpose of updating the description of the By-Laws).

5

Opinion of William J. Hickey, Esq., as to the validity of the Securities registered hereunder.

23.1

Consent of  William J. Hickey, Esq.(set forth in the opinion filed as Exhibit 5 to this Registration Statement).

23.2

Consent of Stonefield Josephson, Inc.,  Certified Public Accountants.